                                                                 Exhibit 3.149


BOOK 342 PAGE 362

                             State of West Virginia

                      [SEAL OF THE STATE OF WEST VIRGINIA]

                                   CERTIFICATE

I, A. James Manchin, Secretary of State of the State of West Virginia, hereby certify that pursuant to the provisions of Section 28, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, duplicate originals of Articles of Incorporation of

                         CAMBRIDGE RESEARCH GROUP, LTD.,

have been received and are found to conform to law, and declared to be from this date a Corporation by the name and for the purposes as set forth in the said Articles, with the right of perpetual existence.

ACCORDINGLY, I hereby issue this Certificate of Incorporation.

Given under my hand and the Great Seal of the said State at the City of Charleston, this TWENTY-EIGHTH day of JULY, 1981

[Seal of State of West Virginia]

                                      /s/ A. James Manchin
                                      ------------------------
                                      Secretary of State

                                                               BOOK 342 PAGE 363

                                                          FILED IN THE OFFICE OF
                                                          SECRETARY OF STATE OF
                                                          WEST VIRGINA
                                                          No. [ILLEGIBLE]


                           ARTICLES OF INCORPORATION

                                       OF

                         CAMBRIDGE RESEARCH GROUP, LTD.

The undersigned, acting as incorporator(s) of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia adopt(s) the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

      I. The undersigned agree to become a corporation of the name of CAMBRIDGE RESEARCH GROUP, LTD.

      II. The address of the principal office of said corporation will be P. 0. Box 389, 808 Union Building, Charleston, WV 25322.

      III. The purpose or purposes for which this corporation is formed are as follows:

      To engage in general survey research, marketing research, evaluation research, advertising research, data tabulation, statistical consulting, political polling and projection, and computer software development, and to undertake and carry on any business transaction or operation commonly undertaken by those in such businesses and generally to institute, advise, consult, enter into, assist, promote, and participate any such businesses or operations.

      To purchase, to receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guarantee, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal or mixed, tangible or

BOOK 342 PAGE 364


intangible, wherever situated and however held, including but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper and other obligations and evidences of interest in or indebtedness of any person, firm or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

      To incur debts, and to raise, borrow and secure the payment of money in any lawful manner, including the issue or sale or other distribution of bonds, warrants, space, debentures, obligations, negotiable and transferrable instruments, and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust or otherwise and without limit as to amount.

      To enter into, make, perform and carry out contracts of every sort and kind with any person, firm, association, corporation, public private or municipal, or body politic.

      To hire, and employ agents, servants and employees and to enter in to agreements of employment and collective bargaining agreements, and to act as agent, contractor, trustee, factor or otherwise, either alone or in company with others.

      To promote or aid in any manner, financially or otherwise, any person, firm, association or corporation, and to guarantee contracts and other obligations.

                                                               BOOK 342 PAGE 365


      To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform and carry out, contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.

      For the purpose of attaining or furthering any of its objects, to do any and all other acts and things, and to exercise any and all other powers which a copartnership or a natural person, could do and exercise, and which now or hereafter may be authorized by law.

      To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to do all things specified in Chapter 31 of the West Virginia Code of 1931, as amended, and to have and to exercise all powers conferred by the laws of the State of West Virginia on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

      The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to, and not in limitation of said general powers.

BOOK 342 PAGE 366


      IV. Provisions granting preemptive rights are:

            Preemptive rights are not granted by these Articles of Incorporation.

      V. Provisions for the regulation of the internal affairs of the corporation are:

            Regulation for the internal affairs of the corporation are not provided for by these Articles of Incorporation, but bylaws will later be adopted by the shareholders.

      VI. The amount of the total authorized capital stock of said corporation shall be $1,000.00, which shall be divided into 1000 shares of the par value of $1.00 each.

      VII. The full name and address of the incorporator is:

                             Edward T. Gardner III
                                  P.O. Box 389
                              Charleston, WV 25322

      VIII. The name and address of the appointed person to whom notice of process may be sent:

                             Edward T. Gardner III
                                  P.O. Box 389
                              Charleston, WV 25322

      X. The number of directors shall be fixed by, or in the manner provided in, the bylaws.

                                                               BOOK 342 PAGE 367


      THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file these Articles of Incorporation, and has accordingly hereunto set his respective hand this 27th day of July, 1981.


                                               /s/ Edward T. Gardner III
                                               ---------------------------------
                                                   Edward T. Gardner III

This instrument prepared by:

STEVEN F. WHITE, ESQUIRE
GOODWIN & GOODWIN
1717 Charleston National Plaza
Charleston, West Virginia 25301

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:

      I, Shirley M. Hill, a Notary Public in and for the County and State aforesaid, do hereby certify that STEVEN F. WHITE, whose name is signed to the foregoing writing, bearing date the 27th day of July, 1981, has this day acknowledged the same before me in my said County.

      Given under my hand this 27th day of July, 1981

                                                     /s/ Shirley M. Hill
                                               ---------------------------------
                                                         Notary Public

      My commission expires September 15, 1988.
                            -------------------

      This instrument was presented to the Clerk of the County Commission of Kanawha County, West Virginia, on and the same is admitted to record.
                                                                     JUL 31 1981


                                           Teste: /s/ Margaret D. Miller Clerk

                                                  Kanawha County Commission

BOOK 448 PAGE 290


                             State of West Virginia

                      [SEAL OF THE STATE OF WEST VIRGINIA]

                                   CERTIFICATE

I, Ken Hechler, Secretary of State of the State of West Virginia, hereby certify that originals of the Articles of Amendment to the Articles of Incorporation of

                         CAMBRIDGE RESEARCH GROUP, LTD.

are filed in my office, signed and verified, as required by the provisions of Chapter 31, Article 1, Section 31 of the West Virginia Code and conform to law. Therefore, I issue this

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

of the corporation, to which I have attached a duplicate original of the Articles of Amendment.

Given under my hand and the Great Seal of the State of West Virginia on this EIGHTH day of JANUARY, 1988

                      [SEAL OF THE STATE OF WEST VIRGINIA]


                                   /s/ Ken Hechler
                                   ------------------
                                   Secretary of State

RECORDED
1989 JAN 13 AM 8:30
CLERK OF THE [ILLEGIBLE]

                                                               BOOK 448 PAGE 291

                                                                    FILED
                                                                JAN 08 1988
                                                              IN THE OFFICE OF
                                                             SECRETARY OF STATE
                                                                WEST VIRGINIA

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         CAMBRIDGE RESEARCH GROUP, LTD.

      Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, 1931 as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      1. The name of the corporation is Cambridge Research Group, Ltd.

      2. The following Amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on 4th day of January, 1988 in the manner prescribed by Sections 107 and 147, Article 1, Chapter 31 of the Code of West
Virginia:

      Section VI - Capitalization is amended by deleting the existing Section in its entirety and substituting the following:

      VI. Capitalization.

      The amount of the total authorized capital stock of said corporation shall be Two Thousand Five Hundred Dollars ($2,500.00) which shall be divided into Two Thousand (2,000) shares of authorized voting shares of a par value of One Dollar ($1.00) per share, and Five Hundred (500) authorized Class B non-voting shares at a par value of One Dollar ($1.00) per share.

      Class A stock shall have all rights and authorities, including voting privileges and power of common stock.

      Class B stock shall be distinguished from Class A stock in that:

            (a) Class B stock shall have no voting privileges or power;

BOOK 448 PAGE 292


            (b) Class B stock may be converted to Class A stock by vote of two-thirds (2/3) of Class A stock stockholders.

      3. The number of shares of the Corporation outstanding, at the time of the adoption of this amendment, was One Thousand (1,000) of Class A stock and the number of shares entitled to vote thereon was One Thousand (1,000) of Class A stock.

      4. The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows:

      Class A common stock, number of shares One Thousand (1,000).

      5. The number of shares voted for such amendment was One Thousand (1,000) of Class A stock, and the number of shares voted against such amendment was zero.

      6. The manner in which such amendment effects a change in the amount of stated capital is as follows:

      Prior to said amendment the stated capital was One Thousand Dollars ($1,000.00). After such amendment the amount of stated capital is Two Thousand Five Hundred Dollars ($2,500.00).

      The undersigned, for the purpose of adopting this Amendment to the Articles of Incorporation of Cambridge Research Group, Ltd. have executed this document in duplicate this 4th day of January, 1988.

                                          CAMBRIDGE RESEARCH GROUP, LTD.


                                          By: /s/ Edward T. Gardner, III
                                             -----------------------------------
                                               Its President

                                               and


                                           By: /s/ Robert P. Martin
                                             -----------------------------------
                                               Its Secretary

                                                               BOOK 448 PAGE 293


STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to-wit:

      I, Janie S. Pote, a Notary Public in and for the said County and State aforesaid, do hereby certify that Edward T. Gardner III, President, and Robert
P. Martin, Secretary, who signed the above and hereto annexed writing for CAMBRIDGE RESEARCH GROUP, LTD., has this day in my said County, before me, acknowledged the same to be the act and deed of said Corporation.

      My commission expires June 18th, 1996.
                            ---------------

                            /s/ Janie S. Pote
                            -----------------------------------
                                       Notary Public

                                       -------------------------------------
                                                       OFFICIAL SEAL
                                                   STATE OF WEST VIRGINIA
                                       [SEAL]          NOTARY PUBLIC
                                                       JANIE S. POTE
                                                     2 Players Club Dr.
                                                    Charleston, WV 25311
                                               MY COMMISSION EXPIRES 6-18-96
                                       -------------------------------------

This Instrument was presented to the Clerk of the County Commission of Kanawha County, West Virginia, on and the same is admitted to record.

                                                                    JAN 13, 1988

                                             Teste: /s/ Alma Y. King, Clerk

                                                    Kanawha County Commission

BOOK 505 PAGE 734

                             State of West Virginia

                      [SEAL OF THE STATE OF WEST VIRGINIA]

                                   CERTIFICATE

I, Ken Hechlen, Secretary of State of the State of West Virginia, hereby certify that originals of the Articles of Amendment to the Articles of Incorporation of

                         CAMBRIDGE RESEARCH GROUP, LTD.

are filed in my office, signed and Verified, as required by the provisions of Chapter 31, Article 1, Section 31 of the West Virginia Code and conform to law. Therefore, I issue this

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

of the corporation, to which I have attached a duplicate original of the Articles of Amendment.

[SEAL OF THE STATE OF WEST VIRGINIA]

Given under my hand and the Great seal of the State of West Virginia, on this Thirtieth day of December 1994

                                   Ken Hechlen,
                                   -------------------
                                   Secretary of State.

                                                               BOOK 505 PAGE 735

                                                                    FILED
                                                                DEC 30 1994
                                                              IN THE OFFICE OF
                                                             SECRETARY OF STATE
                                                               WEST VIRGINIA

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         CAMBRIDGE RESEARCH GROUP, LTD.

      Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned corporation adopts the following Articles of amendment to its Articles of Incorporation:

      1. The name of the corporation is Cambridge Research Group, Ltd.

      2. The following Amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on 29th day of December, 1994 in the manner prescribed by Section 107, Article 1, Chapter 31 of the Code of West
Virginia:

      Section VI of the Articles of Incorporation is amended by deleting the existing Section in its entirety and substituting the following:

      VI. Capitalization.

      The amount of the total authorized capital stock of said corporation shall be Ten Thousand Dollars ($10, 000) which shall be divided into Eight Hundred Thousand (800,000) shares of authorized voting shares of a par value of One Cent ($.01) per share of Class A Common Stock and Two Hundred Thousand (200,000) authorized Class B Common Stock non-voting shares at a par value of One Cent ($.01) per share.

      Class A Common Stock shall have all rights and authorities, including voting privileges and power of common stock.

      Class B Common Stock shall be distinguished from Class A Common Stock in that Class B Common Stock shall have no voting privileges or power.

BOOK 505 PAGE 736


      Further, Section I of the Articles of Incorporation is amended by deleting the existing Section in its entirety and substituting the following:

      "I. The name of the corporation shall be Cambridge Research Group, Ltd. and its period of duration shall be perpetual."

      3. The number of shares of the Corporation outstanding, at the time of the adoption of this amendment, was One Thousand Five Hundred (1,500) shares of Class A Stock and Four Hundred (400) shares of Class B stock and the number of shares entitled to vote thereon was One Thousand Five Hundred (1,500) shares of Class A Stock.

      4. The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows:

      Class A common stock, number of shares One Thousand Five Hundred (1,500).

      5. The number of shares voted for such amendment was One Thousand Five Hundred (1,500) shares of Class A Stock, and the number of shares voted against such amendment was zero (0).

      6. The manner in which such amendment effects a change in the amount of stated capital is as follows:

      Prior to said amendment the stated capital was Two Thousand Five Hundred Dollars ($2,500). After such amendment the amount of stated capital is Ten Thousand Dollars ($10,000).

                                                               BOOK 505 PAGE 737

      The undersigned, for the purpose of adopting this Amendment to the Articles of Incorporation of Cambridge Research Group, Ltd. have executed this document in duplicate this 29th day of December, 1994.

                                         CAMBRIDGE RESEARCH GROUP, LTD.


                                         By: /s/ Edward T. Gardner, III
                                             ---------------------------
                                             Its: Chairman and CEO

                                                       and

                                         By: /s/ Janie S. Pote
                                             ---------------------------
                                             Its: Secretary

                               BOOK 505 PAGE 738


STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:

      I, Kelly L. Parsons, a Notary Public in and for the said County and State aforesaid, do hereby certify that EDWARD T. GARDNER, III, Chairman and CEO, and Janie S. Pote, Secretary, who signed the above and hereto annexed writing for CAMBRIDGE RESEARCH GROUP, LTD., has this day in my said County, before me, acknowledged the same to be the act and deed of said Corporation.

      My commission expires March 9, 2004
                            ------------------------.


                            /s/ Kelly L. Parsons
                            ------------------------
                                 Notary Public

-----------------------------------------
                 OFFICIAL SEAL
                 NOTARY PUBLIC
             STATE 0F WEST VIRGINIA
[SEAL]          KELLY L. PARSONS
             CAMBRIDGE EDUCATIONAL
            90 MacCORKLE AVENUE. SW
            SO. CHARLESTON. WV 25303
      My Commission Expires March 9, 2004
-----------------------------------------

This Instrument was presented to the Clerk of the County Commission of Kanawha County, West Virginia, on and the same is admitted to record.

                                                                     JAN 04 1995

                                   Teste: /s/ Alma Y. King
                                          --------------------------
                                          Kanawha County Commission